As filed with the Securities and Exchange Commission on February 16, 2012
Registration No. 333-158062

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Amendment No. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRAEDEN VALLEY MINES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	26-3257291
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

318 North Carson Street Suite 208, Carson City, Nevada 89701
(Address including zip code, of registrant’s principal executive offices)

W. Scott Lawler – Attorney at Law

4960 S. Gilbert Road, Suite 1-11 1 , Chandler, AZ 85249; 602-466-3666 (phone); 602-633-1617 (fax)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of the Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar Amount to be registered	Number of Shares to be registered	Proposed maximum offering price per share	Amount of registration fee

Common stock	$750,000.00	15,000,000	$0.05(1)	$41.85

(1) As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-K requirements certain factor(s) must be considered and utilized in determining the offering price.  The offering price of $0.05 per share was determined arbitrarily by the selling shareholder.  The offering price is not based upon the net worth, total asset value, or any other objective measure of value based on accounting measurements of Braeden Valley Mines, Inc. (“we”, “us”, “our” or similar terms).  Should a market develop or occur for our securities, the market price may be far less than the offering price.  If and when our common stock is listed on the Over-the-Counter Bulletin Board the price will be established according to the demand of our common stock and will fluctuate based on the demand for our shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, Dated December ____, 2011
Prospectus
BRAEDEN VALLEY MINES, INC.
15,000,000 Shares of Common Stock

The selling shareholder s named in this prospectus are offering a total of 15,000,000 shares of common stock of Braeden Valley Mines, Inc. at a fixed price of $0.05 per share. The shares are being registered to permit the resale of shares owned by the selling shareholders . The number of shares of Braeden Valley Mines Inc. being registered represents 50% of our currently issued and outstanding shares.

We will not receive any of the proceeds from the sale of these shares.  The shares were acquired by the selling shareholders directly from us in a private offering of our common stock that was exempt from registration under the securities laws.  The selling shareholder s ha ve arbitrarily set an offering price for these securities of $0.05 per share and an offering period of twelve (12) months from the date of this prospectus.  The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements.  Should a market develop or occur for our securities, the market price may be far less than the offering price.  See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for more information about the selling shareholder.

Our common stock is presently not traded on any market or securities exchange.  It is our intention to seek quotation on the OTC Bulletin Board (“OTCBB”) subsequent to the date of this prospectus. There is no assurance that an application to FINRA for such quotation will be approved. Each selling shareholder is an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may be also be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling shareholder s , each of who an “underwriter” within the meaning of Section 2(11) of the Securities Act, are subject to the prospectus delivery requirements of the Securities Act. The selling shareholder s are not required to sell any specific number or dollar amount of securities but will use his best efforts to sell the securities offered. This offering will end on May 1, 2012 . All proceeds paid for the securities offered will immediately be available to the selling shareholder. No proceeds will be placed into escrow trust or any similar accounts.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss.  See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Shares Offered by		Selling Agent	Proceeds to
Selling Shareholders	Price To Public	Commissions	Selling Shareholders

Per Share	$0.05	Not applicable	$750,000
Minimum Purchase	Not applicable	Not applicable	Not applicable
Total Offering	$0.05	Not applicable	$750,000

Proceeds to the selling shareholder s do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $25,000.  Braeden Valley Mines, Inc. will pay these expenses.

This Prospectus is dated January ___, 201 2 .

PART I

INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

Braeden Valley Mines, Inc.

Braeden Valley Mines, Inc. (“we”, “us”, “our” or the “Company”) was organized under the laws of the State of Nevada on August 11, 2008 to explore mineral properties in North America.

We were formed to engage in the exploration of mineral properties for gold.  We have entered into a lease agreement with the  four (4) unpatented lode mining claims situated in the Northern Tuscarora Mountains of Elko County, Nevada.  We refer to these mining claims as the “New Dawn Property” or “New Dawn”. Pursuant to the lease agreement, we have the right to explore and, if warranted, to develop the New Dawn Property.

We are a pre-exploration stage company and we have not realized any revenues to date.  We do not have sufficient capital to enable us to commence and complete our exploration program.  We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer."  Our auditors have issued a going concern opinion, raising substantial doubt about our financial prospects and our ability to continue as a going concern.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction.  Securities laws define a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

Our offices are located at 318 North Carson Street, Suite 208, Carson City, Nevada 89701.

THE OFFERING

Shares outstanding prior to the offering	30,000,000 shares of common stock

Securities offered	15,000,000 shares of common stock

Shares to be outstanding after the offering	30,000,000 shares of common stock

Offering price	$0.05 per share

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholder s .

Selling shareholder s	Two (2)

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING US AND OUR BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED.  THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE.  ADDITIONAL RISKS AND UNCERTAINTIES, INCLUDING THOSE THAT WE DO NOT KNOW ABOUT OR THAT WE CURRENTLY DEEM IMMATERIAL, ALSO MAY ADVERSELY AFFECT OUR BUSINESS.  THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS REGISTRATION STATEMENT ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.  WE ALSO CAUTION PROSPECTIVE INVESTORS THAT THE FOLLOWING RISK FACTORS, COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US.  IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS REGISTRATION STATEMENT, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

RISKS RELATED TO US AND OUR INDUSTRY

WE HAVE NEVER EARNED A PROFIT AND THERE IS NO GUARANTEE THAT WE WILL EVER EARN A PROFIT.

From our inception on August 11, 2008 to the period ended on September 30, 2011, we have not generated any revenue.  We do not currently have any revenue producing operations.  We are not currently operating profitably, and it should be anticipated that we will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

WE WERE RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT.  IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY, AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

We have no operating history and have not proved we can operate successfully.  We face all of the risks inherent in a new business.  If we fail, your investment in our common stock will become worthless.  From inception on August 11, 2008 to the period ended on September 30, 2011, we incurred a net loss of $71,658 and did not earn any revenue.  We do not currently have any revenue producing operations.  The purchase of the securities offered hereby must therefore be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

WE HAVE NO OPERATING HISTORY.  THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN OUR GOLD OR OTHER MINERAL EXPLORATION ACTIVITIES.

We have no history of operations.  As a result of our brief operating history, there can be no assurance that that we will be successful exploring for gold or other minerals.  Our success to date in entering into ventures to acquire interests in exploration blocks is not indicative that we will be successful in entering into any further ventures.  Any future significant growth in our mineral exploration activities will place additional demands on our Executive Officer, and any increased scope of our operations will present challenges due to our current limited management resources.  Our future performance will depend upon our management and their ability to locate and negotiate additional exploration opportunities in which we can participate.  There can be no assurance that we will be successful in these efforts.  Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations.  There can be no assurance that our operations will be profitable.

THERE IS A HIGH RISK OUR BUSINESS WILL FAIL BECAUSE NONE OF OUR OFFICERS AND  DIRECTORS, HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION.

None of our Officers or Directors has formal training as a geologist or in the technical aspects of management of a mineral exploration company.  They lack technical training and experience with exploring for, starting, and operating a mine.  With no direct training or experience in these areas, they may not be fully aware of the specific requirements related to working within this industry.  Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

WE ARE CONTROLLED BY OUR EXECUTIVE OFFICERS AND DIRECTORS, AND, AS SUCH, YOU MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

Upon the completion of this offering, two (2) members of our Board of Directors, Mr. Braulio Vasquez and Mr. Hilario Vanegas Guiterrez, will beneficially own 50% of our issued and outstanding common stock.  Our directors will therefore exercise control over all matters requiring shareholder approval, including the possible election of additional directors and approval of significant corporate transactions.  If you purchase shares of our common stock, you may have no effective voice in our management.

WE ARE SOLELY GOVERNED BY MESSRS. ERICKSON, VASQUEZ AND GUITERREZ OUR ONLY EXECUTIVE OFFICERS AND DIRECTORS, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO US FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Ronald Erickson is our only Executive Officer. Mr. Erickson, along with Messrs. B. Alejandro Vasquez and Hilario Vanegas Guiterrez are the only members of our Board of Directors, and will be relied upon to make decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function.  Because we only have one (1) Executive Officer, there may be limited segregation of executive duties, and thus, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us.  In addition, Messrs. Erickson, Vasquez and Guiterrez will exercise full control over all matters that require the approval of a Board of Directors.

Messrs. Erickson, Vasquez and Guiterrez will exercise control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions.  We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by Messrs. Erickson, Vasquez and Guiterrez, conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently do not have any independent directors.  Shareholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

BECAUSE OUR EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands on Mr. Erickson, our sole Executive Officer, from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Erickson may not possess sufficient time to manage our business if the demands of managing our business increased substantially. Until we commence development of the New Dawn Property, Mr. Erickson will only devote such number of hours to our company as is necessary which is no more then 5-8 hours per week. After that point, if development does occur, Mr. Erickson will be able to commit up to 30 hours per week to our company.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF GOLD AND OTHER MINERALS, WHICH IS BEYOND OUR CONTROL. THE PRICE OF GOLD AND OTHER MINERALS IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The price of gold and other minerals can fluctuate.  The prices of gold and other minerals have been and will continue to be affected by numerous factors beyond our control.  Factors that affect the price of gold and other minerals include the demand from consumers for products that use gold and other minerals, economic conditions, over supply from secondary sources and costs of production.  Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS HIGHLY COMPETITIVE AND SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business.  In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and resources than us.  We compete with other exploration companies looking for gold and other mineral deposits.  Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which, ultimately, become productive.  However, while we compete with other exploration companies, there is no competition for the exploration or removal of mineral from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS.  THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies.  Compliance with such regulation has a material effect on the economics of our operations and the timing of project development.  Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities.  An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project.  Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION.  FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND OUR LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government.  Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters.  Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities.  Furthermore, future changes in governments, regulations and policies, could adversely affect our results of operations in a particular period and our long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies.  The duration and success of such approvals are subject to many variables outside our control.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

WE HAVE NOT PAID ANY CASH DIVIDENDS ON OUR SHARES OF COMMON STOCK AND DO NOT ANTICIPATE PAYING ANY SUCH DIVIDENDS IN THE FORESEEABLE FUTURE.

Payment of future dividends, if any, will depend on our earnings and capital requirements, our debt facilities and other factors considered appropriate by our Board of Directors.  To date, we have not paid any cash dividends on our Common Stock and do not anticipate paying any such dividends in the foreseeable future.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  We do not have any arrangements for financing and we may not be able to find such financing if required.  Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment.  These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent auditors, on our audited financial statements for the period ended December 31, 2010, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties.  If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN SHAREHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock.  Any sale of common stock will result in dilution of equity ownership to existing shareholders.  This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding.  To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders.  Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH LIMITS OUR SHAREHOLDERS' ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop.  Consequently, investors may not be able to use their shares for collateral or for loans and may not be able to liquidate at a suitable price in the event of an emergency.  In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

IF A PUBLIC MARKET FOR OUR STOCK IS DEVELOPED, FUTURE SALES OF SHARES COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

If a public market for our stock is developed, then sales of Common Stock in the public market could adversely affect the market price of our Common Stock.  There are at present 30,000,000 shares of Common Stock issued and outstanding.

OUR STOCK IS A PENNY STOCK.  TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD’S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”).  Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three (3) years) or U.S. $5,000,000 (if in continuous operation for less than three (3) years), or with average revenues of less than U.S. $6,000,000 for the last three (3) years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.  Potential investors in our common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common shares to resell their common shares to third parties or to otherwise dispose of them.  Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i)	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii)	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(iii)	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv)	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

(v)
the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Shareholders purchasing shares in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offer at $0.05 per share, you will pay substantially more than our current shareholders. The amount of your immediate dilution will be $0.04089 or 81.78% from your purchase price.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.  These forward-looking statements address, among others, such issues as:

•	the amount and nature of future exploration, development and other capital expenditures,

•	mining claims to be drilled,

•	future earnings and cash flow,

•	development projects,

•	exploration prospects,

•	drilling prospects,

•	development and drilling potential,

•	business strategy,

•	expansion and growth of our business and operations, and

•	our estimated financial information.

In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors".  These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

DILUTION

The common stock to be sold by the selling shareholder is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders. However, investors that purchase shares in this offering will suffer immediate and significant dilution. The difference between the public offering price per shares of common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less our total liabilities, by the number of outstanding shares of our common stock.

The level of dilution in this Offering has been increased by the relatively low book value of the Company’s issued and outstanding common stock. This is due to the 30,000,000 shares of common stock that have been issued to the Company’s officers and directors at $0.0005 per share. Please refer to the section entitled “INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS”, herein, for more information. As of December 31, 2010, our net tangible book value deficiency was $(39,930) or approximately $(.001) per share of common stock. The sale of 15,000,000 shares of common stock included in the Offering by this prospectus will not have any effect on our pro forma net tangible book value at December 31, 2010 since we will not be receiving any of the proceeds from the sale of such shares. However, these will be an immediate dilution of $0.049 per share or 98% to the new investors.

The following table illustrates the dilution to the purchaser of the common stock in this offering:

Maximum Offering

Book value per share before the Offering	$(0.001)

Book value per share after the Offering	$(0.001)

Net Increase per share to original shareholders	$0

Net decrease per share to new shareholders	$0.04089

Dilution to new shareholders (percentage)	98%

PLAN OF DISTRIBUTION

The selling shareholders , promptly following the effective date of the registration statement in which this prospectus is included, and on a continuous basis, will offer to sell all of their shares of common stock on any stock exchange, market or trading facility on which the shares may be traded or in private transactions.  These sales will be at a fixed price of $0.05 per share. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution following the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales that are not violations of the laws and regulations of any state of the United States;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale or any other lawful method.

Each selling shareholder is an underwriter, within the meaning of this Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of shares may be underwriting discounts and commissions under the Securities Act. Each e selling shareholder, who is an “underwriter” within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act.

The selling shareholder s may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholder to include the pledgee, transferee or other successors-in-interest as a selling shareholder s under this prospectus.  The selling shareholder s also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholders also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to each selling shareholder from the sale of the common stock offered by him will be the purchase price of the common stock less discounts or commissions, if any.   Each selling shareholder reserves the right to accept and, together with its agents to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein , may be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Each selling shareholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act and will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders , the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We plan to advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder s and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Accordingly, the selling shareholder s are not permitted to cover short sales by purchasing shares while the distribution it taking place.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $25,000, including, but not limited to, legal, accounting, printing and mailing fees.  The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders .

BUSINESS OF THE ISSUER

GLOSSARY OF MINING TERMS

Assaying	Laboratory examination that determines the content or proportion of a specific metal (ie: gold) contained within a sample. Technique usually involves firing/smelting.

Conglomerate
A coarse-grained clastic sedimentary rock, composed of rounded to subangular fragments larger than 2 mm in diameter (granules, pebbles, cobbles, boulders) set in a fine-grained matrix of sand or silt, and commonly cemented by calcium carbonate, iron oxide, silica, or hardened clay; the consolidated equivalent of gravel.  The rock or mineral fragments may be of varied composition and range widely in size, and are usually rounded and smoothed from transportation by water or from wave action.

Dolomite Beds	Dolomite beds are associated and interbedded with limestone, commonly representing postdepositional replacement of limestone.

Dike	A tabular igneous intrusion that cuts across the bedding or foliation of the country rock.

Exploration Stage	An “exploration stage” prospect is one which is not in either the development or production stage.

Fault
A break in the continuity of a body of rock.  It is accompanied by a movement on one side of the break or the other so that what were once parts of one continuous rock stratum or vein are now separated. The amount of displacement of the parts may range from a few inches to thousands of feet.

Feldspathic	Said of a rock or other mineral aggregate containing feldspar.

Fold	A curve or bend of a planar structure such as rock strata, bedding planes, foliation, or cleavage

Foliation	A general term for a planar arrangement of textural or structural features in any type of rock; esp., the planar structure that results from flattening of the constituent grains of a metamorphic rock.

Formation	A distinct layer of sedimentary rock of similar composition.

Geochemistry	The study of the distribution and amounts of the chemical elements in minerals, ores, rocks, solids, water, and the atmosphere.

Gneiss
A foliated rock formed by regional metamorphism, in which bands or lens-shaped strata or bodies of rock of granular minerals alternate with bands or lens-shaped strata or bodies or rock in which minerals having flaky or elongate prismatic habits predominate.

Intrusions	Masses of igneous rock that, while molten, were forced into or between other rocks.

Mantle	The zone of the Earth below the crust and above the core.

Mapped or Geological	The recording of geologic information such as the distribution and nature of rock

Mapping	Units and the occurrence of structural features, mineral deposits, and fossil localities.

Mineral	A naturally formed chemical element or compound having a definite chemical composition and, usually, a characteristic crystal form.

Mineralization	A natural occurrence in rocks or soil of one or more metal yielding minerals.

Mining
Mining is the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product. Exploration continues during the mining process and, in many cases, mineral reserves are expanded during the life of the mine operations as the exploration potential of the deposit is realized.

Outcrop	That part of a geologic formation or structure that appears at the surface of the earth.

Plagioclase	Any of a group of feldspars containing a mixture of sodium and calcium feldspars, distinguished by their extinction angles.

Probable Reserve
The term “probable reserve” refers to reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced.  The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Pre-exploration stage	A pre-exploration stage company is one that has not yet begun a formal exploration program.

Production Stage	A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.

Reserve
The term “reserve” refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.  Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction.  (“Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.)  A reserve includes adjustments to the in-situ tonnes and grade to include diluting materials and allowances for losses that might occur when the material is mined.

Sedimentary	Formed by the deposition of sediment.

Vein	A thin, sheet like crosscutting body of hydrothermal mineralization, principally quartz.

GENERAL OVERVIEW

Braeden Valley Mines Inc. (“we”, “us”, “our” or the “Company”) was organized under the laws of the State of Nevada on August 11, 2008 to explore gold and other mineral properties in North America.

We were formed to engage in the exploration of mineral properties for gold and other mineral properties.  We have acquired the right to explore and develop four (4) unpatented lode mining claims situated in the Northern Tuscarora Mountains of Elko County, Nevada.  We refer to these mining claims as the “New Dawn Property” or “New Dawn”.

The New Dawn Property is located within a fault-bounded wedge of upper plate Paleozoic rocks within the Tuscarora volcanic field, which is an Eocene complex covering approximately 300 square miles and located north of the major gold deposits of the Carlin trend (in the southern Tuscarora Mountains) and west of the Jerritt Canyon gold deposits (in the Independence Mountains). Mineralized Eocene (feeder?) dikes have been found in many of the mines within the Carlin trend, and the temporal and spatial correlation with Carlin-type gold mineralization suggests a genetic link. The New Dawn property contains part of an alteration zone associated with a nearby altered and locally mineralized Eocene dike. The limited data available from previous exploration in the property area indicates that this alteration zone in the lowermost unit of upper plate Paleozoic sediments contains anomalous values in gold and silver with locally high concentrations of arsenic and antimony. No resources have thus far been defined on the property.

The New Dawn property area is in the southwest corner of the Tuscarora mining district. No mineralization or metallic constituents on the property are known to have been reported. A description of the rock formations on the property can be found below under “Local and Property Geology”. The target concept for the New Dawn property is that alteration in upper plate Paleozoic sediments, locally associated with an Eocene porphyritic dike and with epithermal gold-arsenic dominated, Eocene-aged, precious metal mineralization, may represent the top of a mineralizing hydrothermal plume that had the potential to form a high-grade Carlin-type (e.g. Meikle) deposit within lower plate sediments at depth. It is believe that geologic, structural, stratigraphic, geochemical and geophysical studies at the New Dawn property may define such a target at a depth of 2,500 feet.

We intend to implement a two-phase work program on the property, with the second phase being contingent upon the successful completion of the first phase. It is believed that the proposed exploration program offers an opportunity to discover new Carlin-type mineralization beneath upper plate Paleozoic sediments on this property.

Phase 1 will focus on defining mineralized outflow structures with strong Au-As geochemical signatures, delineating permissive Paleozoic sedimentary units and structures, and targeting Carlin-type mineralization at a reasonable depth for drilling.

Phase 2 will drill test favorable targets.

The combined estimated expenditures of Phase 1 on the property are US $100,000; and for Phase 2 US $200,000, for a total expenditure of US $300,000.

We are a pre-exploration stage company and we cannot provide assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is conducted and an evaluation by a professional geologist of the program concludes economic feasibility.

Introduction

The New Dawn property is a gold prospect located in the northern Tuscarora Mountains in Elko County, Nevada, at the southwest edge of the Tuscarora mining district, approximately 45 miles northwest of the town of Elko. We have recently entered into a lease agreement with Altair Minerals, Inc. to explore and, if warranted, develop the New Dawn property. Altair Minerals, Inc. owns the four claims comprising the New Dawn property. The terms of this lease agreement provide for annual property payments, payment and recordation of annual maintenance fees to the Bureau of Land Management and to Elko County, and net smelter return royalties. The recommendations contained herein are for a two-stage exploration program to define, and then test prospective areas of alteration and gold mineralization.

Property Acquisition Details

See above.

Property Description and Location

Area and Location

The New Dawn property is located in Elko County, in the Tuscarora Mountains of north-central Nevada, at approximately 41° 17’ North Latitude, 116° 20’ West Longitude. The property is about 45 miles northwest of the town of Elko. Elko is the seat of Elko County and lies on Interstate Highway I-80 about halfway between Reno, Nevada, and the Salt Lake City, Utah. The New Dawn property area is included within the Mt. Blitzen U.S. Geological Survey (1:24,000) 7 ½ minute quadrangle topographic map. The New Dawn property is located in Section 4 of Township 39 North, Range 50 East, Mount Diablo Base and Meridian. The property is comprised of four unpatented lode mining claims, with each claim covering approximately 20 acres. There are no known environmental concerns or parks designated for any area contained within the claims.  The property has no encumbrances.  As advanced exploration proceeds, there may be bonding requirements for reclamation.

Claims and Title

The New Dawn property is comprised of the following four unpatented lode mining claims:

Claim Name	BLM Nevada Mining Claim#	Elko County Document #

ND 1	851630	507219
ND 2	851631	507220
ND3	851632	507221
ND4	851633	507222

OWYHEE
DESERT
Doby George
Big Springs
Jerritt Canyon District
New Dawn
Midas
Ivanhoe
Meikle
Beast
Carlin Trend
Gold Quarry
Elko
Rain
Battle Mountain - Eureka Trend
New Dawn Property
HUMBOLDT
ELKO
WASHOE
PERSHING
CHURCHILL
LANDER
EUREKA
WHITE PINE
LYON
MINERAL
NYE
ESMERALDA
LINCOLN
CLARK
Las Vegas

True
0 10 20 30 40 50 kilometres
0 10 20 30 miles

- New Dawn Property
- Sediment - Hosted Gold Deposits
- Volcanic - Hosted Gold Deposits

Braeden Valley Mines Inc.

New Dawn Property

Elko County, Nevada

Property Location Map

modified from NBMG Map 120, D.A.Davis and J.V. Tingley, 1999

By:	Scale:	Date:	Figure:
RTH	as shown	May 2008	1

The claims were staked using a GPS unit (with <10 ft accuracy), but have not been legally surveyed. Public lands in the area of the New Dawn property are administered by the U.S. Department of Interior, Bureau of Land Management (“BLM”), under the Federal Land Policy and Management Act of 1976. All claims are subject to an annual maintenance fee  of $125.00 per claim, payable to  the BLM and due by noon September 1 of each year. In addition, an annual Notice of Intent to Hold and fee of approximately $8.50 per  claim is payable to the Elko County Recorder’s Office.

Based on an examination of Certificates of Location and Notices of Intent to Hold on file at the Elko County Recorder’s Office in Elko, Nevada, and at the BLM Nevada State Office in Reno, Nevada, these ND claims were properly recorded. Their 2009 annual maintenance fees have been paid, and the claims are now in good standing until noon September 1, 2009, at which time the 2010 annual maintenance fees are due and payable.

The four unpatented lode mining claims comprising the New Dawn property are registered in the name of and are owned by Altair Minerals, Inc., a privately held Nevada Corporation. Braeden Valley Mines Inc. has the right to explore and, if warranted, develop the New Dawn Property under the terms of an existing lease agreement.

Environmental Liabilities

There are no open audits, shafts or deep trenches on the New Dawn Property, and thus no mining or exploration associated safety hazards exist at this time. There are no known prospect pits, and to the best of our knowledge, there are no environmental liabilities known to exist on the New Dawn Property that can be attributed to or become the responsibility of either Altair Minerals, Inc. or Braeden Valley Mines Inc. Any exploration a development project proposed under present conditions will inevitably face environmentally driven hurdles.

Permits

The BLM is responsible for the surface and subsurface mineral estate on federal lands. At the time of this writing, no Notice of Intent to Operate, no Plan of Operation has been filed with the BLM. Permitting for the proposed two phases of work on these properties is not anticipated to cause any problems or serous delays, as all of the planned work would involve physical disturbance of less than five acres or more involve a more stringent permitting process.

Accessibility, Climate, Local Resources, Infrastructure and Topography

From Reno, Nevada, access to the New Dawn property is by Interstate Freeway I-80 east for about 280 miles to Elko (Exit 301 on I-80), then north to paved State Highway 225 for about 26 miles, then northwest on paved State Highway 226, and then turning off to the west onto the county maintained gravel road SSR 18 that heads toward the historic mining town of Tuscarora. After about 6 miles this gravel road turns due south. After heading due south about 1 mile, turn onto a secondary gravel road heading due west for about 4 miles past the Quarter Circle S Ranch and along the north side of McCann Creek. Take the west fork onto a dirt track that heads northwest and then curves to the southwest then southeast, and eventually heads south along a ridge top, passing through the New Dawn property after about 2.5 miles.

The climate in this part of Nevada is typical of the high desert country of the American southwest, with hot summers, cold winters and generally dry conditions. Temperature variations recorded for the area extend from a minimum of -40° F to a maximum of 108° F, with average temperatures of 16° F in winter and 84° F in summer (Western Regional Climate Center). This is semi-arid desert, with an average annual precipitation of 12.5 inches. Heavy snowfall can be expected in the higher ranges, but the climate should not be an impediment to mining, especially if the operations were underground. Mining at open pits elsewhere in Nevada, in roughly similar conditions, is continued year round. Physical exploration work could be conducted on the New Dawn property year round, except during early spring when the frozen ground is melting and the unimproved dirt roads become muddy and difficult to travel.

Vegetation in this part of Nevada is generally confined to grasses and sagebrush, with local stands of willows, trembling aspen and some cottonwoods in valley bottoms, and local areas with dwarf juniper and pines. The property area includes summer grazing leases for cattle from local ranches. Most of the access roads are officially designated as ranch access roads, meaning that there are few restrictions on their use. But it is imperative to respect ranchers’ rights, especially, to keep gates closed where requested to do so.

Water is relatively short supply, however there is probably sufficient water in McCann Creek for drilling, although it may be necessary to truck water if a diamond drill is employed. Grid electrical power is not available on the New Dawn property, although it does extend to the Quarter Circle S Ranch about 4 miles to the east.

The New Dawn property is in moderately steep terrain, on a north-south trending ridge of the northern Tuscarora Mountains, with Mount Blitzen (el. 8130 ft) located about five miles to the northeast. The north-south trending ridge is between the headwaters of Berry and Lewis Creeks. Within the New Dawn property, elevations range from 7480 ft at the ridge top, sloping down to 6920 ft in the eastern gullies draining into Berry Creek, and sloping down to 7200 ft in the western gullies draining into Lewis Creek. Further to the east, Berry Creek joins McCann Creek, which eventually joins the South Fork of the Owyhee River. Further to the west, Lewis Creek joins other creeks that eventually drain into the Humboldt River.

Elko is located on the Humboldt River, which has I-80 and a transcontinental railway along its course through northern Nevada. Elko is the county seat, and has a regional airport with helicopter services available. Numerous drilling companies operate out of Elko. And in general, Elko is the service centre for large mining operations in the Carlin trend and the Jerritt Canyon district. For 2005, the Elko Field Office of the BLM reported total annual production of 3.8 million ounces of gold from 17 active gold mines, including: five mines at Jerritt Canyon (Queenstake, 0.2 M ounces); and the Midas mine (Newmont, 0.2 M ounces). Given all the mining activity in the Elko region, it is anticipated that sufficient infrastructure and manpower would be available locally to support a mining operation at the New Dawn property.

Geological Setting

Regional Geology

The hilly terrains and the middle level plain contain crystalline hard rocks such as charnockites, granite gneiss, khondalites, leptynites, metamorphic gneisses with detached occurrences of crystalline limestone, iron ore, quartzo-feldspathic veins and basic intrusives such as dolerites and anorthosites.  Coastal zones contain sedimentary limestones, clay, laterites, heavy mineral sands and silica sands.  The hill ranges are sporadically capped with laterites and bauxites of residual nature.  Gypsum and phosphatic nodules occur as sedimentary veins in rocks of the cretaceous age.  Gypsum of secondary replacement occurs in some of the areas adjoining the foot hills of the Western Ghats.  Lignite occurs as sedimentary beds of tertiary age.  The Black Granite and other hard rocks are amenable for high polish.  These granites occur in most of the districts except the coastal area.

As described by Teal and Jackson (2002), Bonham (1986), Roberts (1986), and others, regional stratigraphic and isotopic data indicate that during the Cambrian through Early Mississippian, most of eastern Nevada was situated along a stable paleo-continental margin. During this period, a westward-thickening and deepening wedge of sediments was deposited across the paleo-continental shelf and oceanic  basin. The sedimentary facies of this Cordilleran geosynclines graded from eastern shallow water (miogeoclinal) carbonates, to deep water (eugeoclinal) fine-grained siliciclastics.
During the Late Devonian through Middle Mississippian, tectonic activity associated with the Antier orogeny resulted in large-scale uplift, folding and thrusting of the eugeoclinical siliceous rocks eastward over the miogenoclinal carbonate rocks, along the Roberts Mountain thrust fault system. The leading edge of the overriding thrust plate formed the emergent Antler highland, from which coarse siliceous clastic sediment eroding from the upper-plate was she eastward into the adjacent foreland basin.

Local terminology refers to three major Palaeozoic tectonostratigraphic rocks sequences: the eastern or carbonate autochthonous assemblage (PzZc), i.e., the lower plate rocks characterized by limestone and dolomite, with minor shale and quaztzite: the western or siliceous allochthonous assemblage (IPzs), i.e., the upper plate rocks characterized by chert and dark shale, with grey quartzite, greywacke, and minor mafic volcanic and limestone; and the overlap assemblage (uPzc), i.e., the foreland basin rocks characterized by coarser clastic flysch.

The Roberts Mountain thrust fault, the major regional structure between the upper plate IPzs and the lower plate PzZc rocks, is believed to have localized or controlled gold deposition at many mines in north-eastern Nevada exploiting Carlin-type deposits. Late Palaeozoic through Late Mesozoic compressional tectonism (the Sonoma and Sevier orogenies) resulted in local folding and subsequent erosion that exposed lower plate rocks in so-called “windows” through the Roberts Mountains thrust fault. Such windows revealing PzZc rocks outcrop in the southern Tuscarora Mountains, hosting the core Carlin trend gold deposits. To the northeast, windows of PzZc rocks host the Jerritt Canyon deposits in the Independence Mountains and host the Doby George deposit in the Bull Run Mountains. Upper plate IPzs rocks outcrop as a fault-bounded wedge in the northern Tuscarora Mountains at the New Dawn property, indicating the possible presence of mineralized PzZc rocks below. Foreland basin uPzc rocks comprise the Adobe Range east of the Independence Mountains.

During the Late Permian through Early Triassac Sonoma orogeny, more western facies rocks (uPzs) of the Cordilleran geosuncline were thrust eastward as the upper plate of the Golconda thrust fault; these rocks outcrop in the northern Independence Mountains. Only small amounts of Mesozoic sedimentary or volcanic (Mzr) rocks occur in eastern Nevada.

Teritiary rocks in northern Nevada include volcanic rocks ranging from silicic tuffs to basalt flows. Silicic tuffs predominate in the older, mid-Eocene to mid-Miocene. Teritiary volcanic (Tvl). The New Dawn property is located within a fault-bounced wedge of Palaeozoic IPzs rocks, within the Eocene Tuscarora volcanic field, which is included in Tvl. The Tuscarora volcanic field is a complex of Eocene coalesced calderas and strato-volcanoes that covers approximately 300 sq. miles (800 km^2). It lies just north of the Carlin trend gold deposits in the southern Tuscarora Mountains, and west of the Jerritt Canyon gold deposits in the Independence Mountains. The Tuscarora volcanic field consists of andesitic to rhyolitic tuffs  and flows that erupted from several volcanic centres; these igneous rocks intruded and locally covered sequences of upper and lower plate Palaeozoic sediments. It is believed that Eocene magmatism was the heat source that drove the Hydrothermal circulation that generated Carlin-type deposits (Henry and Boden, 1997; Henry and Ressel, 2000). Related plutons (TMzi) and dike swarms intrude the volcanics and adjacent Palaeizoic rocks. Younger, late-Miocene volcanic (Tvu) comprised mainly of basalt flows occur to the north in the Qwyhee Desert, and late-Miocene tuffaceous sediments (Ts) occur to the south, e.g., between the Independence Mountains and the Adobe Range. Quaternary alluvium (Qa) fills the Independence valley east of the Tuscarora volcanic field.

Local and Property Geology

Three of the regional rock units outcrop in the immediate vicinity of the New Dawn propery: 1) upper plate Palaeozoic rocks IPzs; 2) Tertiary volcanic Tvl; and 3) contemporaneous and younger dikes TMzi. In addition, there are unconsolidated 4) Quaternary surficial deposits Qa. As mapped by Henry and Boden (1998), these regional units are locally subdivided and described as follows:

1) The Palaeozoic (Ordovician – Devonian) rocks are locally distinguished into a siltstone-dominated assemblage Pzs and a chert-dominated assemblage Pzc. These rocks outcrop as a fault-bounded wedge in the Tuscarora volcanic field. These are the rocks exposed at the New Dawn property, where they are strongly deformed, with folds and thrusts striking east-northeast and mostly dipping northwest.

2) In the area of the New Dawn property, the Tertiary (Eocene) volcanic are lavas, tuffs and volcaniclastic sediments of the Pleasant Valley volcanic complex, part of the Tuscarora volcanic field. Local sources for these volcanic rocks include a probable psyclastic vent located in the upper part of Pleasant Valley volcanic complex, part of the Tuscarora volcanic field. Local sources for these volcanic rocks include a probable pyroclastic vent located in the upper part of Pleasant Valley (about 1.5 miles east of the New Dawn property), and a dacite dome located south of Lewis Creek (about 1.5 miles west of the property). The probable vent is indicated by the andesite breccias Tpx, interpreted as a proximal fallout deposit is surrounding a former vent. Pyroxene andesite lava Tpa is the most abundant volcanic rock, but it and other lava types, e.g., Tpb, and lenses of volcanistic sediments and tuffs Tps, are all complexly interlayered and discontinuous. Individual flows are 30 ft to possibly as much as 225 ft thick, with composite thickness of more than 900 ft. Platy flow banding and ramp structures are best developed in Tpa but are present in all lava types.

3) A 1.8 mile long, discontinuous rhyolite dike Tmrf outcrops just north of the New Dawn property. This is one of numerous dikes, ranging in composition from andesite to rhyolite, that are interpreted as the last manifestation of a late Eocene (39.34 Ma) intrusive episode.

4) Quarternary surficial deposits include: older alluvial fan deposits Qof, landslide deposits Qls, young alluvial fan deposits Qf, and channel deposits of  unconsolidated alluvium Qal.

The following descriptions of the rock units are adapted from Henry and Boden (1998). The rock units are listed from 3) the youngest down to 1) the oldest, and note that metric units are used:

Tmrf Finely prophyritic rhyolite A 3km long, discontinuous dike cuts Palaeozoic rocks, striking north-northeast and dipping 65-85 degrees northwest. Phenocrysts (5-25%): plagioclase (20%, <4mm), quartz (2%, 2mm), and biotite (<1%, 1mm).

Tpa Pyroxene andesite lava Andesitic lavas that contain pyroxene as the only or nearly only mafic phenocryst are the most widespread and voluminous of the Pleasant Valley rocks. Phenocrysts (25-30%): plagioclase (20-25%, <3mm) clinopyroxene (6-7%, 1.5mm), orthopyroxene (2-3%, <1mm): a few flows contain hornblende (<<0.5%, <3mm).

Trb Biotite-bearing andesite-dacite lava Biotite-bearing lava flows in Pleasant Valley are mostly glassy and commonly have well-developed columnar joints, variably oriented. Phenocrysts (20-30%): plagioc;ase (18025%, <5 mm), clinopyroxene (1-3%, <2 mm), biotite (1-2%, <1.5 mm), and orthoproxene (1-2%, <1 mm).

Tps Volcaniclastic sediments and tuffs These rocks crop out as a relatively thick sequence underlying coarse breccias (Tpx) near the head of Pleasant Valley Creek. This sequence includes massive to poorly bedded, non-welded, prumiceous tuff containing scattered fragments of andesite up to 20 cm in diameter and, rarely, Palaezoic rocks; individual beds are 3 to about 50 cm thick. This deposit is at least 70 m thick, and the base is not exposed.

Tpx Andesite breccia Coarse , massive to poorly stratified breccia. Clasts are dominantly glassy pyroxene andesite, pettographically similar to unit Tpa, and a few clasts similar to Tpb.

Pzc Chert-dominated assemblage Mostly consists of thick (10 to 30 cm) to thin-bedded, commonly nodular, black to reddish brown to plate greenish grey, “glassy” to variably recrystallized chat. The chert makes resistant ridges or smooth hillsides covered by chert lag. Individual beds are separated by thin (1 cm) siltstone layers, which were squeezed out by folding in many areas. Unit also includes some thicker siltsone layers and minor sandstone and limestone, similar to rock types in Pzs, but these rarely crop out.

Pzs Siltstone-dominated assemblage Heterogeneous assemblage dominated by finely laminated siltstone, shale or argillite, and including chert, sandstone, calcarenite, pebbly conglomerate, and limestone. Siltstone is tan to black (carbonaceours?), rarely micaceous, and locally in graded beds with fine sandstone. Chert is thin-bedded (<5 cm) and greenish grey). Sandstone is fine-grained, plana to cross-bedded, calcite- to weakly silica-cemented. Calcarenite consists of rounded calcite grains to 0.5 mm

The rock unit exposed within the boundaries of the New Dawn property is Pzs, which includes Paleozoic petroliferous (oil-bearing) carbonate (limestone) sediments interpreted as being the lowermost unit of the upper plate rocks which are immediately above the Roberts Mountain thrust. It is the immediately underlying lower plate Palaeozoic petrliferous carbonate sediments that host most of the Carlin-type deposits of the Carlin trend.

Moreover, many of these deposits are associated with altered and locally mineralized Eocene porphyritic dikes, e.g., the Meikle deposit, as is discussed in Section 9.0 (Deposit Types). Such a dike Tmrf outcrops less than 1000 ft to the north of the North of the New Dawn property; this dike is mapped as one of the “Eocene porphyritic rhyolite dikes (Beast-type dikes)” by Russel et al. (200b, p. 1419 and p. 1419):

“The Beast, lower-grade (7.3 Mt @ 0.7 g/t), disseminated Au deposit in the Carlin trend, Nevada, is a unique among Carlin-type Au deposits in having as much as 50 percent of the ore hosted by a 37.3 Ma porphyritic rhyolite dike.”

Mineralization and Alteration

Alteration can be observed on the New Dawn property in a northeast trending zone associated with the porphyritic rhyolite dike that outcrops less than 1000ft to the north. This alteration zone crosses with the ridge between the headwaters of Lewis and Berry Creeks and is approximately 8000 ft long and 1500 ft wide, and it is recognizable on Land Sat Thermatic Mapper images.

As described by Henry and Boden (1998, p. 18 and p. 20)

“Quartz-barite veins occur along northeast-striking faults in the ridge between the headwaters of Lewis and Berry Creeks. Struhsacker (1992) reported that one vein lies in the footwall of a 65-85 degree northwest-dipping, finely porphyritic rhyolite dike (Tmrf) that cuts the Palaeozoic rocks. The dike is bleached and mildly argillized, and the vein contains as much as 2 ppm Au and 200 ppm Ag long with high As and Sb (Struhsacker, 1992).”

“Stuhsacker, E.M., 1992, Tuscarora project, Elko County, Nevada: Prospect Summaries: Unpublished Consulting Report for Corona Gold, 21 p. plus figures and plates.”

This mineralization is indicative of an epithermal system, which may represent the top of a hydrothermal plume of mineralizing fluids. This area, located just north of the New Dawn property, was drilled in the 1980’s and in 1996, as described in Section 6.2 (Previous Exploration and Drilling). However, no mineralization has been reported for the area of the property and at this point in time there is no indication of metallic constituents on the property.

Deposit Types

The deposit being sought at the New Dawn property is a Carlin-type gold deposit, and especially a Meikle-type deposit, i.e., deep, higher grade, structurally controlled, and dike associated, hosted in underlying lower plate Palaeozoic sediments. This is a blind target, whose surface expression is believed to be the alteration halo in the Palaeozoic rocks of the New Dawn property. These rocks are the lowermost unit of the upper plate, and their alteration at the New Dawn property is associated with an altered and locally mineralized Eocene porphyritic rhyolite dike that outcrops to the north of the property.

Carlin-type gold deposits are among the most important being mined at present anywhere in the world. These are sedimentary rock-hosted, disseminated gold deposits, with high Au/Ag ratios, that occur mainly in moderately folded silty carbonate host rocks; the adjacent faults are sometimes intruded by Eocene porphyritic dikes, that are sericitically altered or silicified (Ressel, et al., 2000a). Total production from the Carlin trend, since the original mine began operation in 1964, has now exceeded 60 million troy ounces. Clearly, these deposits are worthwhile and attractive targets.

Carlin-type gold deposit formed the frontal zone of the Roberts Mountains thrust plate, mostly in autochthonous carbonate rocks of the lower plate, but also in allochthonous rocks of the upper plate, and in igneous rocks (mainly Eocene age feeder dikes) that cut both plates. Most of the deposits are on the flanks of domal uplifts, which are exposed as erosional windows in the thrust. These domes are structurally controlled along regional scale fracture zones, and are developed over intrusive bodies that fed overlying volcanic fields (like the Tuscarora volcanic field). It has been speculated that at the time of ore formation, the thrust plate covered the erosional windows, and being relatively impermeable, impeded the flow of ore-forming solutions upward and confined them mostly to the lower plate rocks. This combination of permeable and soluble lower plate rocks with impermeable upper plate rocks, created stratigraphic and/or structural traps, very much like the traps observed in oil and gas reservoirs. In fact, nearly all Carlin-type deposits contain appreciable amounts of pyrobitumen, the residue of failed oil reservoirs. It is now understood that deep structures acted as channel ways for solutions that both prepared the ground (by hydrothermal de-calcification or de-carbonitisation of limestones to make them more porous and permeable) and carried the gold and associated elements from source region (probably the upper mantle) to depositional site. Many of the more recently discovered deposits are deep, higher grade, and are structurally controlled (and associated with Eocene porphyritic dikes), in particular, the Meikle deposit:

“Field relations, isotopic ages, and petrographic and chemical date of dacite dikes suggest that Carlin-type Au mineralization at the Griffin and Meikle deposits is of Eocene age and Closely linked to contemporaneous igneous activity … Au mineralization at Meikle and Griffin closely followed dike intrusion.” (Ressel, et al., 2000a)

“In addition to the Beast deposit, mineralized Eocene dikes are recognized in the Betze-Post, Deep Star, Genesis, and Meikle-Griffin deposits and indicated that major gold mineralization in the Carlin trend occurred after  40 Ma, probably as a consequence of multiple Eocene intrusive  events … Eocene magmatism is considered the major process that drove hydrothermal circulation, which formed Carlin-type deposits of the Carlin trend.”  (Ressel, et al., 2000b)

The question then becomes where exactly to look for such blind targets; and the answer is to look in the place(s) where there is the greatest opportunity to discover these targets. The contour map of district gold endowment and regional structures of northern Nevada suggests that the most prospective area for finding such blind targets would be north of the Carlin District, e,g, the Tuscarora district. The Tuscarora district contains the New Dawn property in a fault-bounded wedge of the lowermost upper plate Palaeozoic sediments, thus the underlying prospective lower plate rocks are within reasonable distance from the surface (<2,500 ft) at the New Dawn property.

Exploration

Apart from reviewing the available scientific literature, to date Braeden Valley Mines Inc. has not carried out any exploration work on these the New Dawn property, nor on any adjacent or other properties within the district.

Drilling Summary

We have not carried out any drilling on the property, nor on adjacent properties.

Sampling Method, Sample Preparation and Data Verification

During examination of the New Dawn property, several rock specimens from altered outcrop were collected. These specimens were collected for comparison purposes and to characterize the altered rocks.

No samples were collected from the New Dawn property for assaying.

No information is available to Braeden Valley Mines Inc. concerning preparation, treatment, or analytical procedures of samples collected and analyzed by or on behalf of previous workers on the adjacent property to the north and the property to the east-northeast, of the New Dawn property. It is probably fair to assume that the majority of this previous work was diligently carried out by professional persons in the employ of large and reputable consulting firms and exploration companies, utilizing the then accepted prudent methods and procedures.

Mineral Processing and Metallurgical Testing

No metallurgical test work has been conducted on the property by us.

Mineral Resource Estimate

There are at present no mineral resources defined on the New Dawn property.

Other Relevant Data and Information

There are at present no plans for production from the subject property. All work contemplated at this time is purely of an exploration nature.

The initial stage of the proposed exploration work on the New Dawn property is largely of a preliminary nature, involving geological, structural and alteration mapping, geochemistry and geophysics. Where appropriate, reverse circulation and/or core drilling would follow such work.

Interpretation and Conclusions

The target concept the New Dawn property is as follows: Alteration in upper plate Paleozoic sediments, locally associated with an Eocene porphyritic dike and with epithermal gold-arsenic dominated, Eocene-aged, precious metal mineralization , may represent the top of a mineralizing hydrothermal plume that had the potential to form a high-grade Carlin-type (e.g. Meikle) deposit within lower plate sediments at depth.

The New Dawn property is located in the Tuscarora district, which is a prospective area about 20 miles north of the Carlin district:

“The Tuscarora mining district contains the oldest and only productive Eocene epithermal deposits in Nevada. Moreover, Tuscarora deposits are of interest because they formed contemporaneously with nearby, giant Carlin-type gold deposits. …As noted in previous studies, the hydrothermal fluids that generated the Tuscarora and other epithermal deposits could have evolved from Carlin-type fluids by boiling and mixing with meteoric water. If so, the Tuscarora deposits may represent epithermal conditions above Carlin-type deposits, and Carlin-type deposits may lie beneath the district.” (Castor, et al., 2003)

The Tuscarora district contains New Dawn property in a fault-bounded wedge of lowermost upper plate Palaeozoic sediments, thus the underlying prospective lower plate rocks are within reasonable distance from the surface (<2,500 ft).

Recommendations

The objective is to define a deep drilling target that may lead to the discovery of Carlin-type gold mineralization hosted in lower plate Palaeozoic sediments. It is believed that geologic, structural, stratigraphic, geochemical and  geophysical studies at the New Dawn property may define such a target at a depth of 2,500 feetWe believe the property is of sufficient merit to warrant the exploration work recommended herein. We intend to conduct exploration work on this property in two phases, with advancement to the second phase only upon successful completion of the first.

PHASE 1

1. If possible, obtain the data collected during previous exploration campaigns from their respective operators. Establish the provenance of this data, verify it, and if suitable, digitize and transfer all available exploration data onto a base map.

2. Carry out lithologic, structural, and alteration mapping with particular focus on the Eocene rhyolite dike and the adjacent Palaeozoic rocks.

3. Carry out geochemical soil and rock-chip sampling. Analyses should include gold, its pathfinder elements (As, Sb, Hg, Tl), and elements associated with oilfield/basin brines (i.e., B, Br, F, l, Pb, Zn, V).

4. Conduct a CSAMT (Controlled Source Audio-frequency Magneto Tellurics) geophysical survey along profiles across the entire property, and if possible, on the newly staked claims.

5. Review results of Phase 1 work, and, if warranted, select and prioritize targets for drilling.
Contingent on a review of the results of Phase 1 and approval by an independent qualified person, the project should continue to Phase 2.

PHASE 2

1. Drill targets identified by the Phase 1 work.

2. Sample and assay all drill core or cuttings obtained from altered rocks (both Palaeozoic and Eocene).

3. Review results of Phase 2 work, and, where warranted, select targets for further drilling.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to conduct all mineral exploration activities in accordance with applicable regulations.  Such operations are subject to various laws governing land use, the protection of the environment, production, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters.  Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations.

EMPLOYEES

At present, we have no employees.  We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Our business plan is to proceed with the exploration of the New Dawn Property to determine whether there is a potential for gold or other minerals located on the properties that comprise the mineral claims.  We have decided to proceed with the exploration program recommended by the geological report.  We anticipate that the two phases of the recommended geological exploration program will cost approximately $100,000 and $200,000.  We had $0 in cash reserves as of December 31, 2010 and as of September 30, 2011.  The lack of cash has kept us from conducting any exploration work on the property.

We anticipate that we will incur the following expenses over the twelve (12) month period following commencement of our exploration plans:

•	USD$100,000 in connection with the completion of Phase 1 of our recommended geological work program;

Digitizing data and transfer to base maps	$5,000
Lithologic and structural mapping, sampling	$15,000
Geochemical soil and rock chip survey, and analysis	$20,000
Geophysical survey (CSAMT)	$30,000
Independent consultants, supervision, and reports	$10,000
Contingencies	$20,000
Total Phase 1	$100,000

•	USD$200,000 in connection with the completion of Phase 2 of our recommended geological work program; and

Core or Reverse Circulating drilling (5000 ft)	$150,000
Sampling and assays	$10,000
Independent consultants, supervision, and reports	$20,000
Contingencies	$20,000
Total Phase 2	$200,000

•
USD$35,000.00 for operating expenses, including advance minimum royalty payments due to Altair Minerals and professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims.  We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration.  This means that we might offer shares of our stock to obtain an option on a property.  Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

RESULTS OF OPERATIONS

We have not yet earned any revenues.  We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties.  We are presently in the pre-exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

LIQUIDITY AND CAPITAL RESOURCES

Our cash was $0 as of the periods ended on December 31, 2010 and September 30, 2011.  As of December 31, 2010, our current liabilities consisted of advances of $29,382, accounts payable of $8,684, notes payable to related party of $1,675 and accrued interest on note payable to related party of $189 and as of September 30, 2011, our liabilities consisted of advances of $57,182, accounts payable of $350, notes payable to related party of $1,675 and accrued interest on note payable to related party of $251. Since our inception on August 11, 2008 to the end of the period on December 31, 2010, we have incurred a loss of $54,930 and as of September 30, 2011 we incurred a loss of $71,658.  At December 31, 2010, we had an accumulated deficit of $54,930 and $39,930 in shareholders’ deficit.

For the period ended December 31, 2010, net cash provided by financing activities was $22,368, which was derived from advances from a third party.

For the nine (9) month period ended September 30, 2011, net cash provided by financing activities was $27,800.

For the period ended December 31, 2010, net cash used in the acquisition of the rights under our lease agreement related to the New Dawn Property was $5,000.  For the period ended December 31, 2010, net cash used in operating and investing activities was a deficit of $22,368.

For the nine (9) month period ended September 30, 2011, net cash used in the acquisition of the rights under our lease agreement related to the New Dawn Property was $2,500.  For the nine (9) month period ended September 30, 2011, net cash used in operating and investing activities was a deficit of $27,800.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve (12) months.  In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve (12) months.  We will need to obtain additional financing to operate our business for the next twelve (12) months.  We will raise the capital necessary to fund our business through a private placement and public offering of our common stock.  Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.  Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.  If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced.  New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock.  Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets.  The terms of any debt issued could impose restrictions on our operations.  If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

We are bearing all costs relating to the registration of the common stock, which are estimated at $25,000.  The selling shareholders , however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the Over-the-Counter Bulletin Board (“OTC.BB”).  We believe that the registration of the resale of shares on behalf of our existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC.BB.  We have not yet determined whether we will separately register our securities under Section 12 of the 1934 Act.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Information about our Executive Officers and Directors follows:

Name	Age	Position and Term of Office

Ronald Erickson	67	President, Treasurer, Secretary and Member of the Board of Directors
B. Alejandro Vasquez	38	Member of the Board of Directors
Hilario Vanegas Guiterrez	37	Member of the Board of Directors

At present, we have one (1) Executive Officer and two members of our Board of Directors.  Our Bylaws provide for a Board of Directors ranging from one (1) to nine (9) members, with the exact number to be specified by the board. Our Direcotrs do not have length of term of office; all Directors will hold office until the next annual meeting of the stockholders following their election and until their successors have been elected and qualified.  The Board of Directors appoints our Officers.  Officers will hold office until the next annual meeting of our Board of Directors following their appointment and until their successors have been appointed and qualified.

Set forth below is a brief description of the recent employment and business experience of our two (2) executive Officers and Directors:

Ronald Erickson – President, Treasurer and Secretary

Mr. Erickson has been a director and officer of the Company since November 23, 2009. He currently serves as the Company’s President, Secretary and Chief Financial Officer.  Mr. Erickson has been the CEO and President of Visualant, Incorporated since November 2009. Earlier, he was appointed President and Chief Executive Officer of Visualant on September 29, 2003, and resigned from this position on August 31, 2004 at which time he was appointed Chairman of the Board. A seasoned executive with more than 30 years of experience in the high technology, telecommunications, micro-computer, and digital media industries, Mr. Erickson was the founder of Visualant, a provider of industry-leading color based identification and diagnostic solutions and security and authentication systems technology. In addition to his Visualant responsibilities he also serves as Chairman of ivi, Inc. a streaming media company and eCharge Corporation an Internet based transaction processing company. He is formerly Chairman, CEO and Co-Founder of Blue Frog Media, a mobile media and entertainment company; Chairman, CEO and Co-founder of GlobalTel Resources, a provider of telecommunications services; Chairman, Interim President and CEO of Egghead Software, Inc. the large software reseller where he was an original investor; Chairman and CEO of NBI, Inc.; and Co-founder of MicroRim, Inc. the database software developer. Earlier, Mr. Erickson practiced law in Seattle and worked in public policy in Washington, DC and New York, NY. Additionally, Mr. Erickson has been an angel investor and board member of a number of public and private technology companies.  In addition to his business activities Mr. Erickson serves on the Board of Trustees of Central Washington University where he received his BA degree. He also holds a MA from the University of Wyoming and a JD from the University of California, Davis. He is licensed to practice law in the State of Washington and the District of Columbia.

Visualant is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934.

B. Alejandro Vasquez  – Member of the Board of Directors

Mr. Vasquez joined us in 2008, as a member of the Board of Directors. Mr. Vasquez is a Panamanian citizen. Mr. Vasquez attended Florida International University and holds a B.A. in Marketing and International Business Management. From 2006 to 2007 he was the eBusinees Marketing Coordinator for Frontiers Inc. Providing advice and services for foreigners wanting to do business in Panama. Mr. Vasquez duties included project management, establishing the image for the company, implementing sales on the world wide web. From 2002 to 2006, he served as Marketing Specialist for Loewen Windows; from 2001 to 2002, he served in International Sale – Market Development for Loewen Windows; and from 1999 to 2001 he was an International Sales representative – Latin America for Optima Systems Inc. Mr. Vasquez does not serve as a director of any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. Mr. Vasquez was named to our Board of Directors because he is one of our largest shareholders.

Hilarrio Vanegas Guiterrez – Member of the Board of Directors

Mr. Guiterrez joined us in 2008, as a member of the Board of Directors. Mr. Guiterrez is a Panamanian citizen. From 2003 to 2009 , Mr. Guiterrez served as a Manager of Agencia de Seguridad omega 270-7981, a Panamanian company located in Panama City, Panama , providing security services including alarm systems . Mr. Vasquez’s duties includes managing all security personnel. Mr. Guiterrez does not serve as a director of any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. Mr. Guiterrez was named to our Board of Directors because he is one of our largest shareholders .

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the remuneration of our Executive Officers and Directors for the period from inception on August 11, 2008 through September 30, 2011.

Name of Individual	Capacities in Which Remuneration Was Received	Aggregate Remuneration

Ron Erickson	Executive Officer	$0
B. Alejandro Vasquez	Member of the Board of Directors	$0
Hilario Vanegas Guiterrez	Member of the Board of Directors	$0

We have no employment agreements with our Executive Officers.  We will not pay compensation to Directors for attendance at meetings.  We will reimburse Directors for reasonable expenses incurred during the course of their performance. Since we have not paid any compensation to our officers and directors, the Board has not deemed it necessary to have a compensation committee.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table lists the share ownership of persons who, as of the date of this prospectus owned of record or beneficially, directly or indirectly, more than five percent (5%) of the outstanding common stock, and our Executive Officer and Directors:

				Percentage of Class (1)
Name and Address of Owner	Shares Owned Prior to Offering	Shares to be Offered From Selling Shareholder's Account	Shares to be Owned Upon Completion of Offering	Before Offering	After Offering

B. Alejandro Vasquez	15,000,000	7,500,000	7,500,000	50%	25%
Hilario Vanegas Guiterrez	15,000,000	7,500,000	7,500,000	50%	25%

(1) This table is based on 30,000,000 shares of common stock issued and outstanding as of October 31, 2011.

As of the date of this prospectus, we only have two (2) shareholders.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

•	any of our Directors or Officers;

•	any nominee for election as a Director;

•	any principal security holder identified in the preceding "Security Ownership of and certain Security Holders Management" section; or

•	any relative or spouse, or relative of such spouse, of the above referenced persons.

On August 11, 2008, the Company sold 15 million shares to each of B. Alejandro Vasquez and Hilario Vanegas Guterrez for $0.0005 per share. Messers Vasquez and Guiterrez are members of our Board of Directors. These shares were issued pursuant to Section 4(2) of the Securities Act.  The 30,000,000 shares of common stock are restricted shares as defined in the Securities Act.  These issuances were made to sophisticated investors.  As our promoter since our inception, Messrs. Vasquez and Guiterrez are in a position to access the relevant and material information regarding our operations.  No underwriters were used.

SECURITIES BEING OFFERED

We are authorized to issue up to 50,000,000 shares of common stock, par value $.001 per share, and we have not authorized the issuance of preferred stock.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.  We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Subject to preferences that may be granted, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the stockholders.  We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.  Holders of common stock have no preemptive or other subscription or conversion rights.  There are no redemption or sinking fund provisions applicable to the common stock.

TRANSFER AGENT AND REGISTRAR

Holladay Stock Transfer, Inc., 2939 N 67th Place, Suite C, Scottsdale, AZ 85251, serves as the transfer agent and registrar for our common stock.

SEC POSITION ON INDEMNIFICATION

Our bylaws provide that each of our officers and directors shall be indemnified by us against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she has been finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

The indemnification provisions of our bylaws diminish the potential rights of action, which might otherwise be available to shareholders by affording indemnification against most damages and settlement amounts paid by a director in connection with any shareholders derivative action.  However, there are no provisions limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause us to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken.  Also, because we do not presently have directors' liability insurance and because there is no assurance that we will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions.  If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

W. Scott Lawler – Attorney at Law, 4960 S. Gilbert Road, Suite 1-11 1 , Chandler, Arizona 85249,  will pass upon certain matters relating to the legality of the common stock offered hereby for us.

EXPERTS

Our financial statements as of December 31, 2010 have been audited by Madsen & Associates CPA’s Inc. as set forth in its report.  The financial statements have been included in reliance upon the authority of Madsen & Associates CPA’s Inc. as experts in accounting and auditing.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission.  We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.  Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete.  You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549.  You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates.  You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov .

REPORTS TO STOCKHOLDERS

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC.  We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three (3) quarters of each fiscal year following the end of such fiscal quarter.

BRAEDEN VALLEY MINES, INC.
(A Pre-Exploration Stage Company)

FINANCIAL STATEMENTS

For the Years Ended December 31, 2010 and 2009

MADSEN & ASSOCIATES CPA’s INC.	684 East Vine Street, #3
Certified Public Accountants	Murray, Utah, 84107
Telephone 801-268-2632
Fax 801-262-3978

To the Board of Directors and
Stockholders of Braeden Valley Mines, Inc.
(A Pre-Exploration Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Braeden Valley Mines, Inc. (A Pre-Exploration Stage Company) (The Company) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2010, and for the period from August 11, 2008 (date of inception) to December 31, 2010. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.   Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Braeden Valley Mines, Inc. (a Pre-Exploration Stage Company) as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010, and the period from August 11, 2008 (date of inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Madsen & Associates, CPA’s Inc.”
Salt Lake City, Utah
June 22, 2011

BRAEDEN VALLEY MINES, INC.
(A Pre-Exploration Stage Company)

Balance Sheet

	December 31, 2010	December 31, 2009
Assets

Total assets	$-	$-

Liabilities and Stockholders’ (Deficit)
Current liabilities:
Accounts payable	$8,684	$12,663
Advances	29,382	7,014
Notes payable to related party	1,675	1,675
Accrued interest on note payable to related party	189	105

Total current liabilities	39,930	21,457

Stockholders’ Deficit:
Capital stock 50,000,000 common stock authorized, $0.001 par value
30,000,000 common shares issued and outstanding	30,000	30,000
Additional paid in capital	(15,000)	(15,000)
Deficit accumulated during pre-exploration stage	(54,930)	(36,457)

Total stockholders’ deficit	(39,930)	(21,457)

Total liabilities and stockholders’ deficit	$-	$-

See accompanying notes to the financial statements

BRAEDEN VALLEY MINES, INC.
(A Pre-Exploration Stage Company)

Statements of Operations

For the Years Ended December 31, 2010 and 2009: and
For the Period from August 11, 2008 (Inception) to December 31, 2010

	Year ended December 31, 2010	Year ended December 31, 2009	Cumulative from August 11, 2008 (Inception) to December 31, 2010

Revenues	$-	$-	$-

Expense
Exploration costs	606	-	3,644
General and administrative expense	12,783	12,393	36,097
Impairment of mineral property rights	5,000	5,000	15,000
Total expenses	18,389	17,393	54,741

Loss from operations	(18,389)	(17,393)	(54,741)

Other income/(expense)
Interest expense	(84)	(84)	(189)
Total other expense	(84)	(84)	(189)

Net loss	$(18,473)	$(17,477)	$(54,930)

Net loss per common share:
Basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding:
Basic and diluted	30,000,000	30,000,000

See accompanying notes to the financial statements

BRAEDEN VALLEY MINES, INC.
(A Pre-Exploration Stage Company)

Statement of Stockholders’ (Deficit)

For the Period from August 11, 2008 (Inception) to December 31, 2010

				Deficit
				Accumulated
			Additional	during	Total
	Common Stock		Paid-in	Pre-Exploration	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance at inception August 11, 2008	-	$-	$-	$-	$-

Issuance of common stock, $0.0005 per share, $0.001 par value	30,000,000	30,000	(15,000)		15,000

Net loss for the period from August 11, 2008 (Inception) to December 31, 2009	-	-	-	(36,457)	(36,457)

Balance at December 31, 2009	30,000,000	30,000	(15,000)	(36,457)	(21,457)

Net loss for the year	-	-	-	(18,473)	(18,473)

Balance at December 31, 2010	30,000,000	$30,000	$(15,000)	$(54,930)	$(39,930)

See accompanying notes to the financial statements

BRAEDEN VALLEY MINES, INC.
(A Pre-Exploration Stage Company)

Statement of Cash Flows

For the Years Ended December 31, 2010 and 2009: and
For the Period from August 11, 2008 (Inception) to December 31, 2010

	Year ended December 31, 2010	Year ended December 31, 2009	Cumulative from August 11, 2008 (Inception) to December 31, 2010
Operating Activities
Net loss	$(18,473)	$(17,477)	$(54,930)

Items not affecting cash:
- impairment of mineral property rights	5,000	5,000	15,000

Changes in balances of assets and liabilities:
- accrued interest	84	84	189
-accounts payable	(3,979)	10,379	8,684

Cash used in operating activities	(17,368)	(2,014)	(31,057)

Investing activities
Acquisition of mineral property rights	(5,000)	(5,000)	(15,000)

Cash used in investing activities	(5,000)	(5,000)	(15,000)

Financing activities
Proceeds from subscriptions of stock	-	-	15,000
Proceeds advances from a third party	22,368	7,014	29,382
Proceeds from related party debt	-	-	1,675

Cash provided by financing activities	22,368	7,014	46,057

Net increase (decrease) in cash	-	-	-

Cash, beginning of period	-	-	-

Cash, end of period	$-	$-	$-

Supplemental disclosure of cash flow information

Cash paid for income taxes	$-	$-	$-

Cash paid for interest	$-	$-	$-

See accompanying notes to the financial

BRAEDEN VALLEY MINES, INC.
(A Pre-Exploration Stage Company)

Notes to the Financial Statements

For the Years Ended December 31, 2010 and 2009

1.	Nature of operations

Braeden Valley Mines, Inc. (“Braeden”) was incorporated under the laws of the State of Nevada on August 11, 2008 for the purpose of acquiring and developing mineral properties. The Company’s planned principal operations have not yet begun.

2.	Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At December 31, 2010, the Company had not yet achieved profitable operations, has accumulated losses of $54,930 since its inception, has a working capital deficiency of $39,930 and expects to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company expects to continue to incur substantial losses as it executes its business plan and does not expect to      attain profitability in the near future.  Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses.  Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation, or if obtained, upon terms favorable to the Company.

3.	Summary of significant accounting policies

The accompanying financial statements of Braeden Valley Mines, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

a.   Cash and cash equivalents
Cash and cash equivalents are defined as cash on hand, demand deposits and short-term, highly liquid investments with an original maturity of ninety days or less.

b.   Pre-exploration stage company
The Company was organized for the purpose of acquiring and developing mineral properties.  At the report date mineral claims, with unknown reserves, had been acquired.  The Company has not established the existence of a commercially minable ore deposit and therefore has not reached the exploration stage and is considered to be in the pre-exploration stage.

c.   Mineral property acquisition and exploration costs
Mineral property acquisition costs are initially capitalized and then are assessed periodically for impairment, or when there is an indication that impairment may exist. Mineral exploration costs are expensed when incurred.

d.   Loss per share
Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

e.   Long lived assets
The carrying value of intangible assets and other long-lived assets are reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment.  Braeden recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset.  Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

f.    Income taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between their financial statement carrying amounts and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

4.	Recent accounting pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

5.	Financial instruments

a.	Credit risk
From time to time, Braeden maintain cash deposits with financial institutions, which from time to time may exceed federally insured limits. Braeden has not experienced any losses in connection with these deposits and believes it is not exposed to any significant credit risk from cash.

b.	Fair values
Financial instruments that are subject to fair disclosure requirements are carried in the financial statements at amounts that approximate fair value and include cash, accounts payable and accrued expenses and notes payable.  Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of risk.

c.	Liquidity risk
Braeden is exposed to liquidity risk as its continued operations are dependent upon obtaining additional capital or achieving profitable operations to satisfy its liabilities as they come due.

6.	Fair value measurement

The Company adopted ASC Topic 820-10 at the beginning of 2009 to measure the fair value of certain of its financial assets required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

7.	Mineral property rights

On August 11, 2008, and as amended on each payment made to date, Braeden entered into an exploration and mining lease agreement with Altair Minerals, Inc. (“Altair”), and acquired an undivided interest into mining claims located in Elko County, Nevada, in consideration for the payment of advance minimum royalties, as follows:

i.	$5,000 upon the execution of the agreement, to hold the property for one year from the effective date (paid);

ii.	$5,000 due November 15, 2009 (paid);

iii.	$5,000 due November 15, 2010 (paid);

iv.	$25,000 on May 15, 2011 (see footnote 13);

v.	$25,000 on each subsequent anniversary of the effective date, so long as the agreement remains in effect.

The lease, effective May 15, 2008, is for an initial term of 15 year and shall be extended for so long as there is production of minerals from the property.

Upon commencing of production of minerals, Braeden shall pay a royalty on production to Altair equal to 4% of net smelter returns.  Braeden has the right to purchase up to 2 of the 4 royalty points, by paying Altair $1,000,000 for the first royalty percentage point, and $2,000,000 for the second royalty percentage point.

At December 31, 2008, Braeden had incurred $3,038 in exploration costs associated with the preparation of a technical report and annual maintenance fees, in addition to $5,000 for acquisition fees.  The $5,000 in acquisition cost was impaired at December 31, 2008.

At December 31, 2009, the Company had paid the $5,000 in advanced royalty payment (treated as an acquisition cost) due on November 15, 2009 and the lease was in good standing.  This amount was impaired at December 31, 2009.

At December 31, 2010, Braeden had incurred $606 in exploration costs associated with annual maintenance fees, in addition to $5,000 for acquisition fees.  The $5,000 in acquisition cost was impaired at December 31, 2010.

8.	Advances

During the fiscal year ended December 31, 2010, the Company received $22,368 pursuant to advances from a third party.  These advances do not bear interest and do not have any specific terms of repayment. Total advances due to this third party were $29,382 as of December 31, 2010.

9.	Note payable from a related party

On September 30, 2008, Braeden received $1,675 pursuant to a promissory note with the President of the Company.  The note is unsecured, bears interest at 5% per annum calculated annually and is due on demand.   At December 31, 2010, $1,864 (2009 - $1,696) is owing on this note, including $189 (2009 - $105) in accrued interest.

10.	Capital stock

Braeden’s authorized capital consists of 50,000,000 shares of common stock, with par value of $0.001.

On August 11, 2008, Braeden issued 30,000,000 to two of its directors at $0.0005 per share, for net proceeds of $15,000.

11.	Income taxes

The Company follows ASC subtopic 740-10 (formerly Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes”) for recording the provision for income taxes.  ASC 740-10 requires the use of the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  Our deferred tax assets consist of the benefit from net operating loss (“NOL”) carry-forwards and from the impairment of our license in 2009.  The NOL carry-forwards begin to expire in 2028.

At December 31, 2010 and 2009, the Company had net operating loss carryforwards of $54,930 and $36,457, respectively. The related deferred tax assets of approximately $18,000 and $12,000, respectively, have been fully offset by a valuation allowance.

12.	Related party transactions

At December 31, 2010, $1,864 (2009 - $1,780) is owing pursuant to a promissory note with the President of the Company, including $189 (2009 - $105) in accrued interest (refer to note 7).

13.	Subsequent events

On May 12, 2011 Altair Minerals, Inc accepted a payment of $2,500 (instead of the originally agreed $25,000, which was due May 15, 2011) and agreed to amend the lease and extend the lease to November 15, 2011.

BRAEDEN VALLEY MINES, INC.
(A Pre-Exploration Stage Company)

FINANCIAL STATEMENTS

For the Periods Ended September 30, 2011 and 2010

BRAEDEN VALLEY MINES, INC.
(A Pre-Exploration Stage Company)

Balance Sheet

	September 30, 2011	December 31, 2010
	(Unaudited)	(Audited)
Assets

Current assets:
Prepaid expense	$2,800	$-
Current	2,800	-

Mineral Interest	-	-
Total assets	$2,800	$-

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$350	$8,684
Advances	57,182	29,382
Notes payable to related party	1,675	1,675
Accrued interest on note payable to related party	251	189

Total current liabilities	59,458	39,930

Stockholders’ Deficit:
Common stock 50,000,000 common stock authorized, $0.001 par value
30,000,000 common shares issued and outstanding	30,000	30,000
Additional paid in capital	(15,000)	(15,000)
Deficit accumulated during pre-exploration stage	(71,658)	(54,930)
Total stockholders’ deficit	(56,658)	(39,930)

Total Liabilities and Stockholders’ Deficit	$2,800	$-

See accompanying notes to the financial statements

BRAEDEN VALLEY MINES, INC.
(A Pre-Exploration Stage Company)

Statements of Operations

For the Three and Nine Months Ended September 30, 2011 and 2010: and
For the Period from August 11, 2008 (Inception) to September 30, 2011
(Unaudited)

	Three Months ended September 30, 2011	Three Months ended September 30, 2010	Nine Months ended September 30, 2011	Nine Months ended September 30, 2010	Cumulative from August 11, 2008 (Inception) to September 30, 2011

Revenues	$-	$-	$-	$-	$-

Expense
Exploration costs	-	-	-	606	3,644
General and administrative expense	10,579	3,815	14,166	4,445	50,263
Impairment of mineral property rights	-	-	2,500	2,500	17,500
Total expenses	10,579	3,815	16,666	7,551	71,407

Loss from operations	(10,579)	(3,815)	(16,666)	(7,551)	(71,407)

Other income/(expense)
Interest expense	(21)	(21)	(62)	(62)	(251)
Total other expense	(21)	(21)	(62)	(62)	(251)

Net loss	$(10,600)	$(3,836)	$(16,728)	$(7,613)	$(71,658)

Net loss per common share:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average common shares outstanding:
Basic and diluted	30,000,000	30,000,000	30,000,000	30,000,000	30,000,000

See accompanying notes to the financial statements

BRAEDEN VALLEY MINES, INC.
(A Pre-Exploration Stage Company)

Statements of Cash Flows

For the Nine Months Ended September 30, 2011 and 2010: and
For the Period from August 11, 2008 (Inception) to September 30, 2011
(Unaudited)

	Nine Months ended September 30, 2011	Nine Months ended September 30, 2010	Cumulative from August 11, 2008 (Inception) to September 30, 2011

Operating Activities
Net loss	$(16,728)	$(7,613)	$(71,658)
Adjustments to reconcile Net Loss to net cash used in operating activities:
- impairment of mineral property rights	2,500	2,500	17,500

Changes in operating assets and liabilities:
- Prepaid expense	(2,800)		(2,800)
- accrued interest	62	62	251
-accounts payable and accrued expense	(8,334)	(5,057)	350

Net cash used in operating activities	(25,300)	(10,108)	(56,357)

Investing activities
Acquisition of mineral property rights	(2,500)	(2,500)	(17,500)

Net cash used in investing activities	(2,500)	(2,500)	(17,500)

Financing activities
Proceeds from subscriptions of stock	-	-	15,000
Proceeds advances from a third party	27,800	12,608	57,182
Proceeds from related party debt	-	-	1,675

Net cash provided by financing activities	27,800	12,608	73,857

Net increase (decrease) in cash	-	-	-

Cash, beginning of period	-	-	-

Cash, end of period	$-	$-	$-

Supplemental disclosure of cash flow information

Cash paid for income taxes	$-	$-	$-

Cash paid for interest	$-	$-	$-

See accompanying notes to the financial statements

BRAEDEN VALLEY MINES, INC.
(A Pre-Exploration Stage Company)

Notes to the Financial Statements
(Unaudited)

September 30, 2011

1.   Basis of presentation

The accompanying unaudited financial statements of Braeden Valley Mines, Inc. (“Braeden” or “the Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.  Actual results may vary from these estimates.

These unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto. In the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

2.   Nature of operations and going concern

Braeden was incorporated under the laws of the State of Nevada on August 11, 2008 for the purpose of acquiring and developing mineral properties. The Company’s planned principal operations have not yet begun.

The accounting policies followed by the Company are set out in the notes to the audited financial statements for the year ended December 31, 2010, and have been consistently followed in the preparation of these financial statements.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At September 30, 2011, the Company had not yet achieved profitable operations, had accumulated losses of $71,658 since its inception, had a working capital deficit of $56,658, and expects to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company expects to continue to incur substantial losses as it executes its business plan and does not expect to attain profitability in the near future.  Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses.  Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation, or if obtained, upon terms favorable to the Company.

3.   Mineral interest rights

On August 11, 2008, and as amended on each payment made to date, Braeden entered into an exploration and mining lease agreement with Altair Minerals, Inc. (“Altair”), and acquired an undivided interest into mining claims located in Elko County, Nevada, in consideration for the payment of advance minimum royalties, as follows:

i	$5,000 upon the execution of the agreement, to hold the property for one year from the effective date (paid);
ii.	$5,000 due November 15, 2009 (paid);
iii.	$5,000 due November 15, 2010 (paid);
iv	$25,000 on May 15, 2011 ( see below);
v.	$25,000 on each subsequent anniversary of the effective date, so long as the agreement remains in effect.

The lease, effective May 15, 2008, is for an initial term of 15 year and shall be extended for so long as there is production of minerals from the property.

Upon commencing of production of minerals, Braeden shall pay a royalty on production to Altair equal to 4% of net smelter returns.  Braeden has the right to purchase up to 2 of the 4 royalty points, by paying Altair $1,000,000 for the first royalty percentage point, and $2,000,000 for the second royalty percentage point.

At December 31, 2008, Braeden had incurred $3,038 in exploration costs associated with the preparation of a technical report and annual maintenance fees, in addition to $5,000 for acquisition fees.  The $5,000 in acquisition cost was impaired at December 31, 2008.

At December 31, 2009, the Company had paid the $5,000 in advanced royalty payment (treated as an acquisition cost) due on November 15, 2009 and the lease was in good standing.  This amount was impaired at December 31, 2009.

At December 31, 2010, Braeden had incurred $606 in exploration costs associated with annual maintenance fees, in addition to $5,000 for acquisition fees.  The $5,000 in acquisition cost was impaired at December 31, 2010.

On May 12, 2011 Altair Minerals, Inc accepted a payment of $2,500 (instead of the originally agreed $25,000, which was due May 15, 2011) and agreed to amend the lease and extend the lease to November 15, 2011. The $2,500 in acquisition cost was impaired at September 30, 2011.

4.   Advances

During the nine month period ended September 30, 2011, the Company received advances from a third party of $27,800. These advances do not bear interest and do not have any specific terms of repayment. Total advances due to this third party were $57,182 as of September 30, 2011.

5.   Note payable from a related party

On September 30, 2008, Braeden received $1,675 pursuant to a promissory note with the President of the Company.  The note is unsecured, bears interest at 5% per annum calculated annually and is due on demand.   At September 30, 2011, $1,926 (December 31, 2010 - $1,864) is owing on this note, including $251 (December 31, 2010 - $189) in accrued interest.

6.   Common stock

Braeden’s authorized capital consists of 50,000,000 shares of common stock, with par value of $0.001.

On August 11, 2008, Braeden issued 30,000,000 to two directors at $0.0005 per share, for net proceeds of $15,000.

7.   Related party transactions

At September 30, 2011, $1,926 (December 31, 2010 - $1,864) is owing pursuant to a promissory note with the President of the Company, including $251 (December 31, 2010 - $189) in accrued interest (refer to note 5).

No dealer, salesman or any other person has been authorized to give any quotation or to make any representations in connection with the offering described herein, other than those contained in this prospectus.  If given or made, such other information or representation, must not be relied upon as having been authorized by us or by any underwriter. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses to be paid by us in connection with the securities being registered are as follows:

	AMOUNT

Securities and Exchange Commission Registration Fee*	$100
Accounting Fees and Expenses	6,700
Legal Fees and Expenses	17,900
Transfer Agent and Registrar Fees and Expenses	200
Printing Expenses	0
Miscellaneous Expenses	100
Total	$25,000	*

* Estimated amount

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502 of the Nevada Revised Statutes and Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM15. RECENT SALES OF UNREGISTERED SECURITIES

On August 11, 2008, sold 15 million shares to each of B. Alejandro Vasquez and Hilario Vanegas Guiterrez for $0.0005 per share. Vasquez and Guiterrez are members of our Board of Directors. These shares were issued pursuant to Section 4(2) of the Securities Act.  The 30,000,000 shares of common stock are restricted shares as defined in the Securities Act.  These issuances were made to sophisticated investors.  As our promoter since our inception, Messrs. Vasquez and Guiterrez are in a position to access the relevant and material information regarding our operations.  No underwriters were used.

All of the above noted securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  All shareholders are subject to Rule 144 of the Securities Act of 1933 with respect to resale.  We relied the exemption from registration since we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, not an investment company, we had a specific business plan at the time we sold the securities, we are not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less than $1,000,000.  All of the subscribers are our directors and/or our executive officers.

ITEM 16. INDEX TO EXHIBITS.

REGULATION
S- K NUMBER	EXHIBIT

3.1	Articles of Incorporation*

3.2	Bylaws*

5.1	Legal Opinion of Lawler & Associates, PLC

10.1	Lease Agreement for the New Dawn Property*

23.1	Consent of Auditors, Madsen & Associates, PLC.

23.2	Consent of Attorney (included in Exhibit 5.1)

* Incorporated by reference to the Exhibits filed with the Registrant’s Form S-1 filed on March 17, 2009

ITEM 17. UNDERTAKINGS.

We hereby undertake to:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i) Include any prospectus required by section 10(a)(3) of the Securities Act; and

ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high-end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii) Include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934;

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

4) That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington on February 16, 2012 .

BRAEDEN VALLEY MINES, INC.

By: /s/ Ronald Erickson
Ronald Erickson
President (Principal Executive Officer, Principal Financial Officer and
Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

BRAEDEN VALLEY MINES, INC.

By: /s/ Ronald Erickson	Dated: February 16, 2012
Ronald Erickson
President (Principal Executive Officer) and Treasurer
(Principal Accounting Officer, Principal Financial Officer and Member of the Board of Directors)

By: /s/ B. Alejandro Vasquez	Dated: February 16, 2012
B. Alejandro Vasquez
Member of the Board of Directors

By: /s/ Hilario Vanegas Guiterrez	Dated: February 16, 2012
Hilario Vanegas Guiterrez
Member of the Board of Directors